UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

Mind Medicine (MindMed) Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center Suite 8500
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2025, Mind Medicine (MindMed) Inc. (the “Company”) announced that its Board of Directors (the “Board”) had appointed Brandi L. Roberts as Chief Financial Officer, effective as of June 2, 2025 (the “Effective Date”). In addition, as of the Effective Date, Ms. Roberts will serve as the Company’s principal financial officer and principal accounting officer, and Carrie Liao, the Company’s Chief Accounting Officer, will no longer serve as the Company’s principal financial officer and principal accounting officer.

Ms. Roberts, age 51, has more than 25 years of financial leadership experience within the life sciences industry. Most recently, she served as Chief Financial Officer and Executive Vice President of Longboard Pharmaceuticals, Inc. (“Longboard”), a publicly traded clinical-stage biotechnology company from February 2023 until Longboard’s acquisition by H. Lundbeck A/S in December 2024. Ms. Roberts served as Longboard’s Chief Financial Officer from January 2021 to February 2023. Prior to that, Ms. Roberts served as Chief Financial Officer for Lineage Cell Therapeutics, Inc., a publicly traded clinical-stage biotechnology company, from January 2019 to January 2021. From August 2017 to January 2019, Ms. Roberts served as Chief Financial Officer at REVA Medical, Inc., a medical device company. Ms. Roberts is a certified public accountant with the State of California and received her B.S. degree in business administration from the University of Arizona and her M.B.A. from the University of San Diego.

In connection with Ms. Roberts’ appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Roberts. Pursuant to the Employment Agreement, Ms. Roberts will receive an annual base salary of $495,000 and will be eligible for a discretionary annual cash bonus with a target of 40% of Ms. Roberts’ then-current base salary (the “Target Amount”), pro rated for the period of time she is employed during 2025. Also pursuant to the Employment Agreement, Ms. Roberts will be granted inducement awards on the Effective Date consisting of (i) an option to purchase 500,000 common shares of the Company (the “Option”) and (ii) 125,000 performance share units (the “PSUs”) (assuming achievement at target levels of performance) that, if earned, will be settled in the Company’s common shares upon vesting. The Option will have an exercise price equal to the closing price of the Company’s common shares on May 30, 2025, the last trading day on which the Company’s common shares will trade prior to the grant date and will vest over a four-year period with 25% vesting on the first anniversary and the remaining 75% vesting in 36 equal monthly installments over the three-year period thereafter, subject to Ms. Roberts’ continued employment. The PSUs will vest on the third anniversary of the grant date, subject to continued service through the vesting date. Actual earned PSUs can range from 0%-200% of the target number of PSUs and will be based on the achievement of certain performance metrics as measured at the end of the three-year performance period. The Option and PSUs are being granted to Ms. Roberts pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) and not pursuant to any of the Company’s equity incentive plans, as an inducement material to Ms. Roberts entering into employment with the Company. The Option and PSU are subject to such other terms and conditions as are specified in the Form of Option Agreement granted as an Inducement Award and Form of Performance Share Unit Grant Agreement granted as an Inducement Award, respectively, previously filed by the Company with the Securities and Exchange Commission (“SEC”).

Pursuant to the terms of the Employment Agreement, Ms. Roberts’ employment is at will and may be terminated at any time by the Company or Ms. Roberts. If Ms. Roberts’ employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if Ms. Roberts resigns for Good Reason (as defined in the Employment Agreement) in either case during the Change in Control Measurement Period (as defined in the Employment Agreement), then Ms. Roberts would be eligible to receive the following severance benefits, less applicable tax withholdings and deductions (the “Non-CIC Severance Benefits”):

•	payment of her then-current base salary in accordance with normal payroll procedures for nine months;
•	payment or reimbursement of continued health coverage for Ms. Roberts and her dependents under COBRA for up to nine months; and
•	if the termination or resignation occurs after the completion of the Company’s fiscal year, but before any bonuses are paid for such fiscal year, Ms. Roberts will be eligible for a bonus for the completed fiscal year, dependent upon the actual achievement of the applicable individual and corporate performance goals, as determined by the Board in its sole discretion.

Under the Employment Agreement, if Ms. Roberts’ employment is terminated by the Company without Cause or if Ms. Roberts resigns for Good Reason, in either case within the Change in Control Measurement Period, then Ms. Roberts would be entitled to the following severance benefits, less applicable tax withholdings and deductions (the “CIC Severance Benefits,” together with the Non-CIC Severance Benefits, the “Severance Benefits”):

•	payment of her then-current base salary in accordance with normal payroll procedures for twelve months;
•	payment or reimbursement of continued health coverage for Ms. Roberts and her dependents under COBRA for up to twelve months;
•	if the termination or resignation occurs after the completion of the Company’s fiscal year, but before any bonuses are paid, a lump sum cash payment of 100% of the target bonus for the fiscal year in which the termination occurs, in addition to a lump sum cash payment in an amount equal to the target bonus for the fiscal year in which the termination or resignation occurs during the Change in Control Measurement Period, prorated for the portion of the year in which Ms. Roberts is employed; and
•	the vesting and exercisability of all outstanding equity awards held by Ms. Roberts immediately prior to the termination date that are subject only to time-based vesting requirements (if any) will be accelerated in full.

Payment of the Severance Benefits is subject to Ms. Roberts signing and delivering to the Company a separation agreement containing a general release of claims in favor of the Company. Under the Employment Agreement, if Ms. Roberts’ employment is terminated for Cause or Ms. Roberts resigns without Good Reason, Ms. Roberts will not receive any Severance Benefits.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

The Company also expects Ms. Roberts to enter into the Company’s standard indemnification agreement for directors and officers, a copy of which was previously filed by the Company with the SEC.

There is no arrangement or understanding between Ms. Roberts and any other person pursuant to which Ms. Roberts has been appointed as Chief Financial Officer. There are no family relationships between Ms. Roberts and any of the Company’s directors or executive officers, and Ms. Roberts has no direct or indirect interest in any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 27, 2025, the Company issued a press release announcing the appointment of Ms. Roberts as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date:	May 27, 2025	By:	/s/ Robert Barrow
			Name:	Robert Barrow
			Title:	Chief Executive Officer